UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Eastman Kodak Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	2)	Form, Schedule or Registration Statement No.:

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	4)	Date Filed:

Online
Go to www.envisionreports.com/KODK or scan the QR code – login details are located in the shaded bar below.

Annual Meeting Notice of Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for Eastman Kodak Company’s Annual Meeting to be held on Wednesday, May 19, 2021 at 1:00 p.m. Eastern Time.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and annual meeting information are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2021 proxy statement and annual report to shareholders are available at:

www.envisionreports.com/KODK

Easy Online Access – View your proxy materials and vote.

Step 1:	Go to www.envisionreports.com/KODK.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 10, 2021 to facilitate timely delivery.

Notice of the 2021 Annual Meeting of Shareholders

The Annual Meeting of Shareholders (Annual Meeting) of Eastman Kodak Company will be held on Wednesday, May 19, 2021 at 1:00 p.m. Eastern Time. The Annual Meeting will be conducted as a virtual meeting of shareholders by means of a live webcast that can be accessed at www.meetingcenter.io/219690489. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is KODK2021.

Due to the ongoing impact of the COVID-19 pandemic, we plan to hold the Annual Meeting by means of remote communications only. As of the date of this mailing, a state disaster emergency has been declared relating to the COVID-19 pandemic in the State of New Jersey, and the requirement under New Jersey law that annual meetings be held at a physical location has been temporarily suspended. The declaration of a state disaster emergency and the related suspension of physical meetings are renewed on a monthly basis. In the event that the state disaster emergency and suspension are lifted prior to the date fixed for the Annual Meeting and it is no longer legally permissible for us to hold a completely virtual annual meeting under New Jersey law, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding a hybrid or solely in-person meeting. We will announce any alternative arrangements for the Annual Meeting by press release and posting on our website, www.kodak.com, as well as by filing additional proxy materials with the Securities and Exchange Commission. If the Annual Meeting is held in person or as a hybrid meeting, you may use this document, along with proper form of identification, to physically attend the Annual Meeting. This document will admit only the named shareholder(s).

We are asking our shareholders to vote on the following proposals at the Annual Meeting:

1.	Election of the seven director nominees named in the Proxy Statement for a term of one year or until their successors are duly elected and qualified.
2.	Advisory vote to approve the compensation of our named executive officers.
3.	Approval of the First Amendment to the Amended and Restated 2013 Omnibus Incentive Plan.
4.	Ratification of the Audit and Finance Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm.
5.	Such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

If you held your shares at the close of business on March 29, 2021, you are entitled to vote at the Annual Meeting.

We follow the Securities and Exchange Commission’s “e-proxy” rules that allow public companies to furnish proxy materials to their shareholders over the internet. These rules allow us to provide you with the information you need, while lowering the cost of delivery.

If you have any questions about the Annual Meeting, please contact: Shareholder Services, Eastman Kodak Company, 343 State Street, Rochester, NY 14650-0235, (585) 724-4053, e-mail: shareholderservices@kodak.com.

By Order of the Board of Directors

Roger W. Byrd
General Counsel, Secretary and Senior Vice President
Eastman Kodak Company
April 9, 2021

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
–	Internet - Go to www.envisionreports.com/KODK. Click Cast Your Vote or Request Materials.
–	Phone - Call us free of charge at 1-866-641-4276.
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Email - Send an email to investorvote@computershare.com with “Proxy Materials Eastman Kodak Company” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 10, 2021.